Exhibit 99.1

Revvity Announces Financial Results for the Third Quarter of 2023

  Revenue of $671 million; (6)% reported growth; (7)% organic growth; 1% non-COVID organic growth
  GAAP EPS of $0.08; Adjusted EPS from continuing operations of $1.18
  Updates full year 2023 guidance

WALTHAM, Mass.--(BUSINESS WIRE)--October 30, 2023--Revvity, Inc. (NYSE: RVTY), today reported financial results for the third quarter ended October 1, 2023.

The Company reported GAAP earnings per share of $0.08, as compared to $0.67 in the same period a year ago. GAAP revenue for the quarter was $671 million, as compared to $712 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $69 million, as compared to $111 million for the same period a year ago. GAAP operating profit margin from continuing operations was 10.3% as a percentage of revenue, as compared to 15.6% in the same period a year ago.

Adjusted earnings per share from continuing operations for the quarter was $1.18, as compared to $1.21 in the same period a year ago. Adjusted revenue for the quarter was $671 million, as compared to $712 million in the same period a year ago. Adjusted operating income was $185 million, as compared to $224 million for the same period a year ago. Adjusted operating profit margin was 27.5% as a percentage of adjusted revenue, as compared to 31.4% in the same period a year ago.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We executed well during the third quarter in an increasingly challenging end market environment,” said Prahlad Singh, president and chief executive officer of Revvity. “During this period of increased market uncertainty, we will focus our effort on those factors we can control to ensure the Company emerges from this period in an even stronger and more agile position.”

Financial Overview by Reporting Segment for the Third Quarter

Life Sciences

  Third quarter 2023 revenue was $308 million, as compared to $313 million in the same period a year ago. Reported revenue decreased 2% and organic revenue decreased 3% as compared to the same period a year ago.
  Third quarter 2023 adjusted operating income was $114 million, as compared to $117 million in the same period a year ago.
  Third quarter 2023 adjusted operating profit margin was 37.1% as a percentage of adjusted revenue, as compared to 37.4% in the same period a year ago.

Diagnostics

  Third quarter 2023 revenue was $363 million, as compared to $399 million in the same period a year ago. Reported revenue decreased 9% and organic revenue decreased 10% as compared to the same period a year ago.
  Third quarter 2023 adjusted operating income was $82 million, as compared to $123 million in the same period a year ago.
  Third quarter 2023 adjusted operating profit margin was 22.5% as a percentage of adjusted revenue, as compared to 30.9% in the same period a year ago.

Updates Full Year 2023 Guidance

For the full year 2023, the Company now forecasts total revenue of $2.72-$2.74 billion and adjusted earnings per share of $4.53-$4.57. This guidance assumes no additional contribution from COVID related revenues.

Guidance for the full year 2023 is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information

The Company will discuss its third quarter 2023 results and its outlook for business trends during a webcast on October 30, 2023, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website, ir.revvity.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," “estimates”, "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions and divestitures, license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) our ability to obtain future financing; (21) restrictions in our credit agreements; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity

At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.

With 2022 revenue of more than $3 billion and over 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 190 countries.

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Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022

Revenue	$670,739	$711,803	$2,054,670	$2,570,608

Cost of revenue	298,223	304,759	898,457	1,017,108
Selling, general and administrative expenses	250,249	242,743	765,828	781,189
Research and development expenses	53,039	53,521	166,982	167,081

Operating income from continuing operations	69,228	110,780	223,403	605,230

Interest income	(23,450)	(667)	(53,768)	(2,024)
Interest expense	25,486	25,931	74,231	81,447
Change in fair value of financial securities	13,587	5,106	12,842	14,321
Other expense (income), net	3,002	(1,732)	38,501	(1,904)

Income from continuing operations, before income taxes	50,603	82,142	151,597	513,390

Provision for income taxes	18,134	12,634	35,661	98,211

Income from continuing operations	32,469	69,508	115,936	415,179

(Loss) income from discontinued operations	(22,972)	15,839	498,595	26,342

Net income	$9,497	$85,347	$614,531	$441,521

Diluted earnings per share:
Income from continuing operations	$0.26	$0.55	$0.93	$3.28

(Loss) income from discontinued operations	(0.18)	0.13	3.98	0.21

Net income	$0.08	$0.67	$4.90	$3.49

Weighted average diluted shares of common stock outstanding	124,203	126,540	125,335	126,544

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional supplemental information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.26	$0.55	$0.93	$3.28
Amortization of intangible assets	0.73	0.72	2.20	2.22
Debt extinguishment costs	(0.00)	(0.00)	(0.03)	(0.00)
Purchase accounting adjustments	0.01	0.08	0.02	0.36
Acquisition and divestiture-related costs	0.09	0.07	0.63	0.20
Change in fair value of financial securities	0.11	0.04	0.10	0.11
Significant litigation matters and settlements	-	0.00	-	(0.00)
Significant environmental matters	-	-	0.01	-
Restructuring and other, net	0.09	0.02	0.13	0.12
Tax on above items	(0.25)	(0.24)	(0.73)	(0.77)
Significant tax items	0.14	(0.03)	0.13	(0.03)
Adjusted EPS from continuing operations	$1.18	$1.21	$3.39	$5.50

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Nine Months Ended
(In thousands, except percentages)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022

Adjusted revenue and operating income

Reported revenue	$670,739	$711,803	$2,054,670	$2,570,608
Revenue purchase accounting adjustments	206	203	618	609
Adjusted revenue	670,945	712,006	2,055,288	2,571,217

Reported operating income from continued operations	69,228	110,780	223,403	605,230
OP%	10.3%	15.6%	10.9%	23.5%
Amortization of intangible assets	90,920	91,525	275,489	280,469
Purchase accounting adjustments	1,080	9,621	3,057	45,594
Acquisition and divestiture-related costs	12,550	8,475	59,080	25,865
Significant litigation matters and settlements	-	629	-	(632)
Significant environmental matters	-	-	1,132	-
Restructuring and other, net	10,832	2,774	15,936	15,443
Adjusted operating income	$184,610	$223,804	$578,097	$971,969
OP%	27.5%	31.4%	28.1%	37.8%

Segment revenue and segment operating income

Life Sciences	$307,855	$312,783	$972,649	$945,484
Diagnostics	363,090	399,223	1,082,639	1,625,733
Revenue purchase accounting adjustments	(206)	(203)	(618)	(609)
Reported revenue	670,739	711,803	2,054,670	2,570,608

Life Sciences	114,192	116,881	371,410	357,661
	37.1%	37.4%	38.2%	37.8%
Diagnostics	81,741	123,428	241,414	668,981
	22.5%	30.9%	22.3%	41.1%
Corporate	(11,323)	(16,505)	(34,727)	(54,673)
Subtotal reportable segments operating income	184,610	223,804	578,097	971,969

Amortization of intangible assets	(90,920)	(91,525)	(275,489)	(280,469)
Purchase accounting adjustments	(1,080)	(9,621)	(3,057)	(45,594)
Acquisition and divestiture-related costs	(12,550)	(8,475)	(59,080)	(25,865)
Significant litigation matters and settlements	-	(629)	-	632
Significant environmental matters	-	-	(1,132)	-
Restructuring and other, net	(10,832)	(2,774)	(15,936)	(15,443)
Reported operating income from continued operations	$69,228	$110,780	$223,403	$605,230

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	October 1, 2023	January 1, 2023

Current assets:
Cash and cash equivalents	$1,136,721	$454,358
Marketable securities	292,971	-
Accounts receivable, net	644,574	612,780
Inventories, net	435,696	405,462
Other current assets	403,275	122,254
Current assets of discontinued operations	-	1,693,704
Total current assets	2,913,237	3,288,558

Property, plant and equipment, net	489,747	482,950
Operating lease right-of-use assets	156,143	188,351
Intangible assets, net	3,085,253	3,377,174
Goodwill	6,470,139	6,481,768
Other assets, net	307,029	311,054
Total assets	$13,421,548	$14,129,855

Current liabilities:
Current portion of long-term debt	$727,539	$470,929
Accounts payable	188,302	272,826
Accrued expenses and other current liabilities	532,004	527,863
Current liabilities of discontinued operations	-	272,865
Total current liabilities	1,447,845	1,544,483

Long-term debt	3,152,454	3,923,347
Long-term liabilities	993,046	1,109,181
Operating lease liabilities	133,922	169,968
Total liabilities	5,727,267	6,746,979

Total stockholders' equity	7,694,281	7,382,876
Total liabilities and stockholders' equity	$13,421,548	$14,129,855

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
	(In thousands)		(In thousands)

Operating activities:
Net income	$9,497	$85,347	$614,531	$441,521
Loss (income) from discontinued operations, net of income taxes	22,972	(15,839)	(498,595)	(26,342)
Income from continuing operations	32,469	69,508	115,936	415,179
Adjustments to reconcile income from continuing operations
to net cash provided by (used in) continuing operations:
Stock-based compensation	10,703	10,112	34,229	39,776
Restructuring and other, net	10,832	2,774	15,936	15,443
Depreciation and amortization	108,263	104,735	326,201	322,766
Change in fair value of contingent consideration	633	(2,132)	1,718	(769)
Amortization of deferred debt financing costs and accretion of discounts	1,982	2,194	5,800	6,046
Change in fair value of financial securities	13,587	5,106	12,842	14,321
Debt extinguishment income	(77)	(580)	(3,422)	(92)
Unrealized foreign exchange loss	-	-	23,679	-
Amortization of acquired inventory revaluation	-	11,315	-	45,039
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(20,697)	39,803	(30,913)	120,138
Inventories	(8,059)	(12,681)	(34,834)	(44,475)
Accounts payable	(36,169)	(18,308)	(85,394)	(27,968)
Accrued expenses and other	(82,710)	(89,881)	(322,995)	(360,089)
Net cash provided by (used in) operating activities of continuing operations	30,757	121,965	58,783	545,315
Net cash (used in) provided by operating activities of discontinued operations	(64,242)	37,987	(164,124)	(4,663)
Net cash (used in) provided by operating activities	(33,485)	159,952	(105,341)	540,652

Investing activities:
Capital expenditures	(22,357)	(13,030)	(57,252)	(59,502)
Purchases of investments	(1,000)	(22,760)	(6,000)	(45,010)
Purchases of US Treasury Securities	-	-	(831,219)	-
Proceeds from US Treasury Securities	450,000		550,000
Proceeds from notes receivables	-	8,890	-	8,890
Proceeds from disposition of businesses and assets	153	4,610	153	5,664
Cash paid for acquisitions, net of cash, cash equivalents and restricted cash acquired	(1,400)	(2,133)	(2,086)	(7,768)
Net cash provided by (used in) investing activities of continuing operations	425,396	(24,423)	(346,404)	(97,726)
Net cash provided by (used in) investing activities of discontinued operations	9,473	1,917	2,074,734	(9,441)
Net cash provided by (used in) investing activities	434,869	(22,506)	1,728,330	(107,167)

Financing Activities:
Payments on borrowings	-	-	-	(220,000)
Proceeds from borrowings	-	-	-	220,000
Payments of term loan	-	(50,000)	-	(500,000)
Payments of senior debt	(467,138)	(7,472)	(517,973)	(7,472)
Payment of debt issuance costs	-		(15)
Settlement of cash flow hedges	-	-	-	(762)
Net (payments) proceeds on other credit facilities	(13)	343	7,218	(482)
Payments for acquisition-related contingent consideration	-	-	(10,117)	(5)
Proceeds from issuance of common stock under stock plans	506	413	3,721	6,254
Purchases of common stock	(110,715)	(89)	(384,014)	(56,137)
Dividends paid	(8,689)	(8,835)	(26,327)	(26,502)
Net cash used in financing activities of continuing operations	(586,049)	(65,640)	(927,507)	(585,106)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(10,699)	(17,427)	(28,270)	(51,404)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(195,364)	54,379	667,212	(203,025)
Cash, cash equivalents, and restricted cash at beginning of period	1,333,322	361,933	470,746	619,337
Cash, cash equivalents, and restricted cash at end of period	$1,137,958	$416,312	$1,137,958	$416,312

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$1,136,721	$400,741	$1,136,721	$400,741
Restricted cash included in other current assets	1,237	284	1,237	284
Restricted cash included in other assets	-	288	-	288
Cash and cash equivalents included in current assets of discontinued operations	-	14,999	-	14,999
Total cash, cash equivalents and restricted cash	$1,137,958	$416,312	$1,137,958	$416,312

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Revvity
Three Months Ended
October 1, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-6%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-7%
Less: effect of COVID products	-8%
Non-COVID organic revenue growth from continuing operations	1%

Life Sciences
Three Months Ended
October 1, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-2%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-3%

Diagnostics
Three Months Ended
October 1, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-9%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-10%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We use the related term “non-COVID organic revenue growth” to refer to the measure of comparing current period organic revenue excluding revenue from COVID related products and services with the corresponding period of the prior year excluding revenue from COVID related products and services.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, asset impairments, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in foreign exchange associated with acquisitions and divestitures, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

We use the term “adjusted earnings per share from continuing operations,” to refer to GAAP earnings per share from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest expense, foreign exchange gains and losses, integration expenses, rebranding expenses, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency associated with acquisitions and divestitures from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events—we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Depreciation of fixed assets ceased upon reporting the business as held for sale—we exclude the impact of ceasing depreciation of fixed assets that are held for sale. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such expenses were ceased.

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The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
Steve Willoughby
steve.willoughby@revvity.com

Media Contact:
Fara Goldberg (781) 663-5699
fara.goldberg@revvity.com